MDU Resources Group, Inc.
NEO 2006 Base Compensation Table
Name	Title	Current Base Compensation ($)	New Base Compensation ($)

Martin A. White	Chairman of the Board and Chief Executive Officer	700,000	750,000
Terry D. Hildestad	President and Chief Operating Officer	475,000	525,000
Warren L. Robinson[1]	Executive Vice President and Chief Financial Officer	425,000	425,000
John K. Castleberry	President and Chief Executive Officer, WBI Holdings, Inc.	370,000	370,000
Paul E. Gatzemeier	President and Chief Executive Officer, Centennial Energy Resources LLC	285,000	310,000
Vernon A. Raile	Executive Vice President and Chief Financial Officer[2]	217,360	318,750

1 Resigning as Executive Vice President and Chief Financial Officer effective January 3, 2006 and retiring effective February 17, 2006.
2 Effective January 3, 2006.

In addition, Mr. Castleberry’s participation level under the Supplemental Income Security Plan (“SISP”) will increase from level 66 to level 67, effective January 1, 2006.

In addition, Mr. Gatzemeier’s participation level under the Supplemental Income Security Plan (“SISP”) will increase from level 63 to level 64, effective January 1, 2006.

In addition, Mr. Raile’s participation level under the Supplemental Income Security Plan (“SISP”) will increase from level 60 to level 64, effective January 1, 2006.